UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

Mobia Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43275	20-8573833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Flintrock Trace Suite 226
Austin, Texas		78738
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 628-9375

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MOBI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

Effective July 30, 2026, the Board of Directors (the “Board”) of Mobia Medical, Inc. (“Mobia”) increased the size of the Board from seven to eight members and appointed Myriam J. Curet, M.D. as a new member of the Board. Dr. Curet was appointed as a Class II director, with a term expiring at Mobia’s 2028 annual meeting of stockholders or until her successor is duly elected and qualified, or until her earlier death, resignation, or removal. In connection with her appointment, the Board determined that Dr. Curet qualifies as an independent director under the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market LLC. Dr. Curet has not been appointed to serve on any committee of the Board at this time.

Dr. Curet served as Executive Vice President and Chief Medical Officer of Intuitive Surgical, Inc. (Nasdaq: ISRG), a global technology leader in minimally invasive care and robotic-assisted surgery, from November 2017 until her retirement in March 2026. She joined Intuitive Surgical in December 2005 as Chief Medical Advisor and served as its Senior Vice President and Chief Medical Officer from February 2014 to November 2017. Dr. Curet has served as a Clinical Professor of Surgery at Stanford University School of Medicine since 2015 and previously held a series of faculty positions in Stanford’s Department of Surgery from 2000 to 2015, most recently as Professor of Surgery. She has also held a part-time clinical appointment at the Palo Alto Veterans Administration Medical Center since October 2010. Earlier in her career, she was an Associate Professor of Surgery at the University of New Mexico from 1994 to 2000 and held positions with the Indian Health Service, including as Deputy Medical Director of the Gallup Indian Medical Center in New Mexico. Dr. Curet has served as a member of the board of directors of Inspire Medical Systems, Inc. (NYSE: INSP), a medical technology company focused on obstructive sleep apnea, since December 2023, and of Stereotaxis, Inc. (NYSE American: STXS), a robotic technology company for the treatment of cardiac arrhythmias, since July 2021. She previously served as a director of Nektar Therapeutics (Nasdaq: NKTR), a biopharmaceutical company, from December 2019 to June 2024. Dr. Curet received her B.A. from Bryn Mawr College and her M.D. from Harvard Medical School, completed her general surgery residency at the University of Chicago and a fellowship in surgical endoscopy at the University of New Mexico, and is a Fellow of the American College of Surgeons.

There is no arrangement or understanding between Dr. Curet and any other person pursuant to which she was selected as a director. There are no transactions between Dr. Curet and Mobia that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her appointment, Dr. Curet will receive compensation as a non-employee director in accordance with Mobia’s non-employee director compensation program.

Mobia expects to enter into its standard form of indemnification agreement with Dr. Curet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIA MEDICAL, INC.

Date:	August 3, 2026	By:	/s/ Richard Foust
Richard Foust President and Chief Executive Officer